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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 5, 2002



                            Husker Ag Processing, LLC
           -----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        Nebraska                     333-60580                   47-0836953
     --------------                -------------              ------------------
(State or other jurisdiction        (Commission               (I.R.S. Employer
    of incorporation)               File Number)             Identification No.)

           510 Locust Street
              P.O. Box 10
          Plainview, Nebraska                                      68769
       -------------------------                                ------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (402) 582-4446

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Item 1.  Changes in Control of Registrant.

Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

Not Applicable.

Item 3.  Bankruptcy or Receivership

Not Applicable.

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Item 4.  Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5.  Other Events.

         On March 5, 2002, the Husker Ag Processing, LLC Board of Directors adopted Amendment No. 4 to the Company's Second Amended and Restated Operating Agreement (the "Operating Agreement"). The amendment revised the Operating Agreement to provide that a member's percentage interest (as defined under Section 1.17 of the Operating Agreement) is determined by dividing the number of membership units held by an individual member by the total number of outstanding membership units. As a result of this amendment, the Company will allocate profits, losses and distributions on a per unit basis rather than on a capital account basis, and additional revisions were made to Article V of the Operating Agreement to implement allocation rules required by the Internal Revenue Code and Treasury Regulations.

Item 6.  Resignation of Registrant's Directors.

Not Applicable.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         (3)(ii) Amendment No. 4 to the Second Amended and Restated Operating Agreement.

Item 8.  Change in Fiscal Year

Not Applicable.

Item 9.  Regulation FD Disclosure

Not Applicable.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HUSKER AG PROCESSING, LLC


Dated:  March 26, 2002                   By: /s/ Gary Kuester
                                            ------------------------------------
                                             Gary Kuester, Chairman of the Board
                                               and President